Exhibit 99.1

FOR IMMEDIATE RELEASE:

June 13, 2012

USEC and DOE Sign $350 Million Cooperative Agreement for American Centrifuge Research, Development and Demonstration Program

Program will demonstrate commercial readiness and national security capability

BETHESDA, Md. – USEC Inc. (NYSE: USU) and the Department of Energy (DOE) have signed agreements to move forward with a $350 million cooperative research, development and demonstration (RD&D) program to confirm the technical readiness of the American Centrifuge, the next-generation U.S. uranium enrichment technology.

“Our agreements reflect the importance of this U.S. technology to our national security and will validate the readiness of the American Centrifuge technology for commercial deployment,” said John K. Welch, USEC president and CEO. “Over the last several months, we have been preparing our demonstration facility for installation of a full-scale commercial cascade with related plant infrastructure. With this RD&D agreement in place, we will move rapidly to build additional AC100 machines and related support systems to complete the demonstration cascade.

“The program will demonstrate the American Centrifuge technology as the next generation of U.S. enrichment technology that is essential to meet our nation’s future national security requirements. Upon completion by the end of next year, this RD&D program will fully demonstrate that the American Centrifuge technology is ready for commercial deployment. I would like to thank members of Congress for their bipartisan support for this project and DOE for its commitment to this vital technology,” Welch said.

The cooperative agreement between USEC and DOE defines the scope, funding and technical goals for the program. The total investment in the program will be up to $350 million, with DOE providing 80 percent, or $280 million, and USEC providing 20 percent, or $70 million, of the total. The RD&D program will support building, installing, operating, and testing commercial plant support systems and a 120-machine cascade that would be incorporated in the full commercial plant in Piketon, Ohio, which is planned to operate 96 identical cascades. The program will enhance the technical and financial readiness of the centrifuge technology for commercialization and support more than 1,000 direct jobs during the RD&D program.

USEC and DOE will initially provide $110 million in cost-shared funding for the program. This is intended to last through the end of November. DOE’s portion of the funding will come from taking the disposal obligation for a quantity of depleted uranium tails from USEC, releasing $87.7 million in cash for use in the RD&D program that USEC had previously committed as security for future tails disposition obligations. USEC will continue to work with Congress and DOE to pursue opportunities for funding the balance of the RD&D program. Appropriations bills providing FY 2013 funding have been approved by the House of Representatives and the Senate Appropriations Committee but have not yet been finalized.

USEC recently formed American Centrifuge Demonstration, LLC (ACD) to carry out the program and has agreed to put in place a governance structure for ACD to provide enhanced program management and execution for the performance of the RD&D program, subject to USEC’s requirements under its license from the Nuclear Regulatory Commission. This structure is anticipated to include a board of managers of ACD that will not be controlled by USEC.

As an added measure of protection for taxpayers, USEC has granted DOE an irrevocable, non-exclusive royalty-free license in centrifuge intellectual property for government purposes. USEC and DOE also signed an agreement that grants DOE title to certain existing equipment used in the RD&D program as well as all equipment, such as centrifuge machines, produced or acquired as part of the RD&D program. USEC will lease the equipment from DOE, and DOE will transfer title of the equipment back to USEC if USEC proceeds with the deployment of the commercial plant. Finally, DOE and USEC have signed an amendment to the 2002 agreement to add milestones related to the successful completion of the RD&D program and to extend the existing milestones under the 2002 agreement related to the financing and construction of the American Centrifuge Plant.

Additional information can be found in the current report on Form 8-K filed by USEC today with the Securities and Exchange Commission. In addition, USEC is currently evaluating the accounting treatment of these transactions, which will be reflected in filings for the quarter ending June 30, 2012.

USEC Inc., a global energy company, is a leading supplier of enriched uranium fuel and nuclear industry related services for commercial nuclear power plants.

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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 – that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the ongoing transition of our business, including uncertainty regarding the transition of the Paducah gaseous diffusion plant and uncertainty regarding continued funding for the American Centrifuge project and the impact of decisions we may make in the near term on our business and prospects; our ability to satisfy the conditions to additional funding under the cooperative agreement with DOE, including our ability to implement the governance structure required under the RD&D program; uncertainty regarding the timing, amount and availability of additional funding for the RD&D program and the dependency of government funding on Congressional appropriations; restrictions in our credit facility on our spending on the American Centrifuge project and the potential for us to demobilize the project; the impact of any conditions that are placed on us or on the American Centrifuge project in connection with or as a condition to the RD&D program or other funding, including a restructuring of our role and investment in the project; limitations on our ability to provide any required cost sharing under the RD&D program; the ultimate success of efforts to obtain a DOE loan guarantee for the American Centrifuge project, including the ability through the RD&D program or otherwise to address the concerns raised by DOE with respect to the financial and project execution depth of the project, and the timing and terms thereof; the impact of actions we have taken or may take to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, and impacts to cost and schedule; the impact of delays in the American Centrifuge project and uncertainty regarding our ability to remobilize the project; the potential for DOE to seek to exercise its remedies under the June 2002 DOE-USEC agreement; risks related to the completion of the remaining two phases of the three-phased strategic investment by Toshiba Corporation (“Toshiba”) and Babcock & Wilcox Investment Company (“B&W”), including uncertainty regarding the potential participation of Toshiba and B&W in the governance structure required under the RD&D program, and the potential for immediate termination of the securities purchase agreement governing their investments; changes in U.S. government priorities and the availability of government funding, including loan guarantees; uncertainty regarding the continued capitalization of certain assets related to the American Centrifuge Plant and the impact of a potential impairment of these assets on our results of operations; uncertainty regarding the financial impact of the agreements with DOE on our results of operations; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.usec.com. We do not undertake to update our forward-looking statements except as required by law.

Contacts:

Media: Paul Jacobson (301) 564-3399

Investors: Steven Wingfield (301) 564-3354